Advanced Medical Diagnostics, LLC
                          A Development Stage Company
                             Financial Statements
                              December 31, 2003


          Independent Auditors' Report


          To the Members of
          Advanced Medical Diagnostics, LLC


          We have audited the accompanying balance sheet of Advanced Medical Diagnostics, LLC as of December 31, 2003 and the related statements of income and members' equity and cash flows for the period October 30, 2003 (date of inception) through December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

          We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advanced Medical Diagnostics, LLC as of December 31, 2003, and results of their operations and cash flows for the period October 30, 2003 (date of inception) through December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.




                                      Rosenberg Rich Baker Berman & Company

          Bridgewater, New Jersey
          August 31, 2004

                     Advanced Medical Diagnostics, LLC
                        A Development Stage Company
                              Balance Sheet
                            December 31, 2003




 Assets                                   $         -
                                            =========



Liabilities and Members' Equity (Deficit)

 Short-term loan payable                        5,280
                                            ---------
 Total Current Liabilities                      5,280

Commitments and contingencies                       -


Members' deficit accumulated during
 the development stage                         (5,280)
                                            ---------
 Total Liabilities and Members' Equity
  (Deficit)                                $        -
                                            =========




See notes to the financial statements




                    Advanced Medical Diagnostics, LLC
                        A Development Stage Company
             Statement of Income and Members' Equity (Deficit)




                                                         October 30, 2003
                                                        (date of inception)
                                                       to December 31, 2003
                                                       --------------------

Sales                                                      $      -

Operating Expenses
 General and administrative expenses                          3,810
 Research and development costs                               3,665
                                                            -------

 Total Operating Expenses                                     7,475
                                                            -------

 Net Loss Before Benefit From Income Taxes                 $ (7,475)

 Benefit From Income Taxes                                        -
                                                            -------
 Net Loss                                                  $ (7,475)
                                                            =======

 Members' Equity (Deficit)
  Beginning of Period                                             -
  Net Loss, Above                                            (7,475)
  Members' Contributions                                      2,195
                                                            -------
  End of Period                                            $ (5,280)
                                                            =======




See notes to the financial statements

                     Advanced Medical Diagnostics, LLC
                        A Development Stage Company
                          Statement of Cash Flows



                                                     October 30, 2003
                                                   (date of inception)
                                                   to December 31, 2003
                                                   --------------------

Cash Flows From Operating Activities
 Net Loss                                               $  (7,475)
                                                           ------

 Net Cash Used by Operating Activities                     (7,475)
                                                           ------
Cash Flows From Financing Activities
 Short-term loan payable                                    5,280
 Member contributions                                       2,195
                                                           ------
 Net Cash Provided by Financing Activities                  7,475
                                                           ------

Net Increase (Decrease) in Cash                                 -

Cash at Beginning of Period                                     -
                                                           ------
Cash at End of Period                                   $       -
                                                           ======




See notes to financial statements

                    Advanced  Medical Diagnostics, LLC
                        A Development Stage Company
                     Notes to the Financial Statements


SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Organization

     Advanced Medical Diagnostics, LLC (the "Company") was formed on October 30, 2003, for the purpose of developing, manufacturing and marketing "Advanced Medical Diagnostics HIV (1 & 2) Rapid Test", a HIV diagnostic kit. The Company has operated as a development stage enterprise since its inception by devoting substantially all of its efforts to research and development, developing markets for its product and raising capital to support these efforts. The Company shall be dissolved and its affairs wound up in accordance with the Act and the Agreement on November 1, 2023 unless the term shall be extended by amendment to the Agreement and the Articles.

Research and Development Costs

     Research and development costs are charged to operations as incurred and amounted to $3,665 for the period October 30, 2003 (date of inception) to December 31, 2003.

Income Taxes

     The Company is a limited liability company taxed as a partnership in which all elements of income and deductions are included in the tax returns of the members of the Company. Therefore, no income tax provision is recorded by the Company.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

SHORT-TERM LOAN PAYABLE

     Short-term loan payable represents advances by Transportation Logistics International, Inc. The advances are due on demand and bear no interest.

COMMITMENTS AND CONTINGENCIES

     The Company entered into a compensation agreement with its President for $75,000 per year commencing upon the Company receiving its first bona fide order of a minimum of 25,000 HIV test kits. As of December 31, 2003, no bona fide order was received.

     On June 3, 2004, the Company entered into an agreement with (Sourcing Specialists II LLC (SSII) an entity owned by the officers of the Company. The agreement states that the principles of SSII will provide services to the Company through December 31, 2006, in exchange for SSII receiving a royalty equal to $0.235 per diagnostic kit sold by the Company, and a commission equal to 12% of gross sales prices of any product sold, where the officer introduces the purchase to the company.

                      Advanced Medical Diagnostics, LLC
                          A Development Stage Company
                      Notes to the Financial Statements



SUBSEQUENT EVENTS

     Subsequent to December 31, 2003, the Company began leasing office space from a related party on a month to month basis. The monthly rent is $1,912.

     On June 1, 2004, the members of the Company sold all of their membership interests to Transportation Logistics International, Inc., a publicly traded corporation.

                     Advanced Medical Diagnostics, LLC
                         A Development Stage Company
                                Balance Sheet
                               March 31, 2003
                                (Unaudited)



Assets                                              $         -
                                                       ========

Liabilities and Members' Equity
 Short-term loan payable                                 14,524
                                                       --------
 Total Current Liabilities                               14,524
                                                       --------

 Members' Equity (Deficit)                              (14,524)
                                                       --------
 Total Liabilities and Members' Equity              $         -
                                                       ========



See notes to financial statements

                     Advanced Medical Diagnostics, LLC
                         A Development Stage Company
              Statement of Income and Members' Equity (Deficit)





                                   Three Months Ended       October 30, 2003
                                     March 31, 2004        (date of inception)
                                       (Unaudited)         to March 31, 2004
                                                              (Unaudited)
                                   ------------------      ------------------
Sales                                   $       -               $       -

Operating Expenses
 General and administrative expenses       16,479                  20,289
 Research and development costs                 -                   3,665
                                         --------                --------
 Total Operating Expenses                  16,479                  23,954
                                         --------                --------
Net Loss Before Benefit From Income
 Taxes                                    (16,479)                (23,954)

Benefit From Income Taxes                       -                       -
                                         --------                --------
Net Loss                                $ (16,479)              $ (23,954)
                                         ========                ========

Members' Equity (Deficit)
 Beginning of Period                    $  (5,280)              $       -
 Net Loss, Above                          (16,479)                (23,954)
 Members' Contributions                     7,235                   9,430
                                         --------                --------
 End of Period                          $ (14,524)              $ (14,524)
                                         ========                ========

See notes to financial statements

                      Advanced Medical Diagnostics, LLC
                         A Development Stage Company
                   Statement of Income and Members' Equity


                                   Three Months Ended       October 30, 2003
                                     March 31, 2004        (date of inception)
                                                            to March 31, 2004
                                   ------------------      ------------------


Cash Flows From Operating
 Activities
 Net Loss                              $ (16,479)               $ (23,954)
                                        --------                 --------
 Net Cash (Used) by Operating
  Activities                             (16,479)                 (23,954)
                                        --------                 --------
Cash Flows From Financing Activities
 Short-term loan payable                   9,244                   14,524
 Member contributions                      7,235                    9,430
                                        --------                 --------
 Net Cash Provided by Financing
  Activities                              16,479                   23,954
                                        --------                 --------

Net Increase (Decrease) in Cash                -                        -

Cash at Beginning of Period                    -                        -
                                        --------                 --------
Cash at End of Period                  $       -                $       -
                                        ========                 ========



See notes to financial statements

                    Advanced  Medical Diagnostics, LLC
                        A Development Stage Company
                     Notes to the Financial Statements

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Organization

  Advanced Medical Diagnostics, LLC (the "Company") was formed on October 30, 2003, for the purpose of developing, manufacturing and marketing "Advanced Medical Diagnostics HIV (1 & 2) Rapid Test", a HIV diagnostic kit. The Company has operated as a development stage enterprise since its inception by devoting substantially all of its efforts to research and development, developing markets for its product and raising capital to support these efforts.

Research and Development Costs

  Research and development costs are charged to operations as incurred.

Income Taxes

  The Company has elected to file as a Limited Liability Corporation for Federal and State income tax purposes, thus income is taxed to the shareholders personally.

Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

SHORT-TERM LOAN PAYABLE

  Short-term loan payable represents advances by Transportation Logistics International, Inc. The advances are due on demand and bear no interest.

COMMITMENTS AND CONTINGENCIES

  The Company entered into a compensation agreement with its President for $75,000 per year commencing upon the Company receiving its first bona fide order of a minimum of 25,000 HIV test kits. As of March 31, 2004, no bona fide order was received.

  On June 3, 2004, the Company entered into an agreement with (Sourcing Specialists II LLC (SSII) an entity owned by the officers of the Company.
The agreement states that the principles of SSII will provide services to the Company through December 31, 2006, in exchange for SSII receiving a royalty equal to $0.235 per diagnostic kit sold by the Company, and a commission equal to 12% of gross sales prices of any product sold, where the officer introduces the purchase to the company.

  In March 2004, the Company began leasing office space from a related party on a month to month basis. The monthly rent is $1,912.

SUBSEQUENT EVENTS

  On June 1, 2004, the members of the Company sold all of their membership interests to Transportation Logistics International, Inc., a publicly traded corporation.